Press Release	FOR FURTHER INFORMATION: Pete Broadbent Vice President, Investor Relations & Marketing (203) 775-9000 pbroadbent@photronics.com

Photronics Reports Fourth Quarter
and Fiscal Year 2012 Results

  Quarterly sales of $104.2 million; exceeds revised guidance of $102 - $103 million

  Quarterly Non-GAAP diluted EPS of $0.07; exceeds revised guidance of $0.03 - $0.04

  Quarterly Non-GAAP net income of $4.1 million

  Quarterly Non-GAAP EBITDA of $28 million

  Working capital increases $21 million sequentially to $233 million

  Net cash increases $22 million sequentially to $41 million

     BROOKFIELD, Connecticut December 4, 2012 — Photronics, Inc. (NASDAQ:PLAB), a worldwide leader in supplying innovative imaging technology solutions for the global electronics industry, today reported financial results for the fourth quarter and fiscal year ended October 28, 2012.

     “Fourth quarter revenues reflect decreased demand for both integrated circuit (IC) and flat panel display (FPD) photomasks during a challenging global economic and electronics industry environment,” stated Constantine ("Deno") Macricostas, Photronics' chairman and chief executive officer. “A universal softness in new designs for both IC and FPD components impacted demand for photomasks this quarter. Despite lower revenues, non-GAAP diluted earnings per share was $0.07, exceeding our revised forecast of $0.03 to $0.04 per share. Also, we continued to strengthen our balance sheet with improvements in net cash and working capital during the quarter. Looking at the full year, while overall sales were down, a 16% increase in high-end IC photomasks demonstrates the continued success of our strategy and strength of our technology. We believe our technology and market position coupled with favorable long term trends in electronic devices will provide substantial opportunities for Photronics when the market rebounds.”

     Sales for the fourth quarter of fiscal 2012 were $104.2 million, compared with $122.2 million for the fourth quarter of fiscal year 2011. Sales of semiconductor photomasks were $83.9 million, or 81% of revenues, during the fourth quarter of fiscal 2012, and sales of flat panel display (FPD) photomasks were $20.3 million, or 19% of revenues. For the fourth quarter of fiscal 2012, GAAP net income attributable to Photronics, Inc. was $3.8 million, or $0.06 earnings per diluted share, compared with $9.3 million, or $0.14 earnings per diluted share, for the fourth quarter of fiscal 2011. Non-GAAP net income attributable to Photronics, Inc. for the fourth quarter of 2012, excluding consolidation and restructuring charges of $0.2 million, was $4.1 million, or $0.07 earnings per diluted share. Non-GAAP net income attributable to Photronics, Inc. for the fourth quarter of 2011, excluding $0.2 million impact of warrants, was $9.1 million, or $0.14 earnings per diluted share.

     Sales for the 2012 fiscal year were $450.4 million, compared with $512.0 million for the 2011 fiscal year. For the 2012 fiscal year, sales of semiconductor photomasks were $350.1 million, or 78% of revenues, and sales of FPD photomasks were $100.3 million, or 22% of revenues. GAAP net income attributable to Photronics, Inc. for the 2012 fiscal year was $27.9 million, or $0.44 earnings per diluted share, compared with GAAP net income of $16.2 million, or $0.28 earnings per diluted share, for the 2011 fiscal year. Non-GAAP net income attributable to Photronics, Inc. for the 2012 fiscal year, excluding consolidation and restructuring charges of $1.4 million and $0.1 million impact of warrants, was $29.2 million, or $0.46 earnings per diluted share. Non-GAAP net income attributable to Photronics, Inc. for the 2011 fiscal year, excluding a $35.5 million debt extinguishment loss and $0.4 million impact of warrants, was $52.1 million, or $0.80 earnings per diluted share.

     The section below entitled "Non-GAAP Financial Measures" provides a definition and information about the use of non-GAAP financial measures in this press release, and the attached financial supplement reconciles non-GAAP financial information with Photronics, Inc.'s financial results under GAAP.

Non-GAAP Financial Measures

     Non-GAAP net income attributable to Photronics, Inc. and non-GAAP earnings per share are “non-GAAP financial measures,” as such term is defined by the Securities and Exchange Commission, and may differ from non-GAAP financial measures used by other companies. Photronics, Inc. believes that non-GAAP net income attributable to Photronics, Inc. and non-GAAP earnings per share that exclude certain non-cash or non-recurring income or expense items are useful for analysts and investors to evaluate Photronics, Inc.’s future on-going performance because they enable a more meaningful comparison of Photronics, Inc.’s projected earnings and performance with its historical results of prior periods. These non-GAAP metrics, in particular non-GAAP net income attributable to Photronics, Inc. and non-GAAP earnings per share are not intended to represent funds available for Photronics, Inc.’s discretionary use and are not intended to represent, or be used as a substitute for, operating income, net income or cash flows from operations data as measured under GAAP. The items excluded from these non-GAAP metrics, but included in the calculation of their closest GAAP equivalent, are significant components of the consolidated statements of operations and must be considered in performing a comprehensive assessment of overall financial performance. Non-GAAP financial information is adjusted for the following items:

  Consolidation and restructuring charges in fiscal 2012 are excluded because they are not a part of ongoing operations.

  Impact of warrants is excluded because it does not affect cash earnings.

  Loss on extinguishment of debt in 2011 is excluded because it is not a part of ongoing operations.

     The presentation of this financial information should not be considered in isolation or as a substitute for the financial information prepared and presented in accordance with accounting principles generally accepted in the United States. The attached financial supplement reconciles non-GAAP financial information with Photronics, Inc.'s financial results under GAAP.

     A conference call with investors and the media to discuss these results is scheduled for 8:30 a.m. Eastern Time on Wednesday, December 5, 2012. The call can be accessed by logging onto Photronics' web site at www.photronics.com. The live dial-in number is 408-774-4601. The call will be archived for instant replay access until the Company reports its fiscal 2013 first quarter results.

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Photronics is a leading worldwide manufacturer of photomasks. Photomasks are high precision quartz plates that contain microscopic images of electronic circuits. A key element in the manufacture of semiconductors and flat panel displays, photomasks are used to transfer circuit patterns onto semiconductor wafers and flat panel substrates during the fabrication of integrated circuits, a variety of flat panel displays and, to a lesser extent, other types of electrical and optical components. They are produced in accordance with product designs provided by customers at strategically located manufacturing facilities in Asia, Europe, and North America. Additional information on the Company can be accessed at www.photronics.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements made by or on behalf of Photronics, Inc. and its subsidiaries (the Company). The forward-looking statements contained in this press release and other parts of Photronics’ web site involve risks and uncertainties that may affect the Company’s operations, markets, products, services, prices, and other factors. These risks and uncertainties include, but are not limited to, economic, competitive, legal, governmental, and technological factors. Accordingly, there is no assurance that the Company’s expectations will be realized. For a fuller discussion of the factors that may affect the Company's operations, see "Forward Looking Statements" in the Company's Quarterly and Annual Reports to the Securities and Exchange Commission on Forms 10-Q and 10-K. The Company assumes no obligation to provide revisions to any forward-looking statements.

15-2012

PLAB - E